SAM KAN & COMPANY
1151 Harbor Bay Pkwy., Suite 101
Alameda, CA 94502
Phone: 510.517.7874
Fax: 866.848.1224
http://www.skancpa.com

S K & CO
Sam Kan & Company
Certified Public Accountant

We hereby consent to the incorporation by reference in the financial statements of China Holdings Group, Inc. for the years ended December 31, 2009 and 2008 of our reports dated April 12, 2010 included in its Registration Statement on Form S-1 dated December 22, 2010 relating to the financial statements and financial statement schedules for years ended December 31, 2009 and December 31, 2008 listed in the accompanying index.

Sam Kan & Company

Firm's Manual Signature

Alameda, CA

City, State

December 22, 2010

Date